Exhibit 4.5

                  RightCHOICE MANAGED CARE, INC.

               NON-QUALIFIED STOCK OPTION AGREEMENT

          PURSUANT TO THE RightCHOICE MANAGED CARE, INC.

             NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN


     This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made as of the ____ day of ______________, 199__, by and between RightCHOICE Managed Care, Inc. ("RightCHOICE"), a
Missouri corporation (the "Corporation"), and
_______________________________ ("Nonemployee Director").

                       W I T N E S S E T H:

     The Corporation has determined that it is in the best interests of the Corporation and its shareholders to encourage ownership in the Corporation by each member of the Corporation's Board of Directors (the "Board") who is not otherwise an employee of the Corporation or an Affiliate of the Corporation, to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Corporation. To that end, a non-qualified stock option is granted to the Nonemployee Director pursuant, and subject to, the RightCHOICE Managed Care, Inc. Nonemployee Directors' Stock Option Plan (the "Plan") on the following terms and conditions:

                                I.
                          Defined Terms

     Unless otherwise defined herein or, unless the context requires a different definition, capitalized terms used herein shall have the meanings assigned to them in the Plan.

                               II.
        Shares Optioned, Option Price and Time of Exercise

     Effective as of __________________, 199__, the Nonemployee Director, subject to the terms and provisions set forth hereinafter and in the Plan, has been granted the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued class A common stock, $.01 per share par value ("Common Stock"), of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option").

     The Option shall not be considered granted (as of the effective date described above) or become exercisable unless and until Nonemployee Director delivers to the Corporation a fully executed counterpart of this Agreement. Thereafter, the Option shall be exercisable in accordance with the Exercise Schedule set forth on Exhibit A, subject to any termination, acceleration or change in such Exercise Schedule set forth in this Agreement.

     Neither the Option nor any other rights granted under this Agreement may be exercised after the Expiration Date set forth on Exhibit A and, before that time, the Option may be terminated as hereinafter provided. No partial exercise of the Option may be for less than 100 full shares unless the remaining shares that have become purchasable are less than 100 shares.

                               III.
                Exercise Procedure and Withholding

     Nonemployee Director shall exercise the Option by notifying the Corporation of the number of shares that he desires to purchase and by delivering with such notice the full payment for the purchase price of the shares being purchased. Such purchase price shall be payable in cash, in Common Stock or in a combination of cash and Common Stock. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise, as determined by the Administrator. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.

     The Corporation will, as soon as is reasonably possible, notify the Nonemployee Director of the amount of withholding tax, if any, that must be paid under federal, state and local law due to exercise of the Option. The Corporation shall have no obligation to deliver certificates for the shares purchased until Nonemployee Director pays to the Corporation in cash or in Common Stock the amount of withholding specified in the Corporation's notice. Alternatively, Nonemployee Director may direct the Corporation to withhold that number of shares of Common Stock (valued at Fair Market Value on the date of withholding) sufficient to satisfy such obligation, subject to such restrictions or procedures as the Administrator deems necessary to satisfy Rule 16b-3.

                               IV.
                    Termination as a Director

     (a) Termination. In the event the Nonemployee Director ceases to be a member of the Board, including a termination that is voluntary on the part of the Nonemployee Director, other than a termination for Cause or death, the Nonemployee Director may exercise the Option at any time within three (3) months of such termination, but in no event prior to the date set forth on the Exercise Schedule on Exhibit A and after the Expiration Date set forth on Exhibit A hereto. In the event of a termination of the employment of the Nonemployee Director that is for Cause, the Option, to the extent not previously exercised, shall forthwith terminate on the date of such termination.

     (b) Death. In the event of the Nonemployee Director's termination by reason of death, the Option (to the extent not previously terminated or forfeited) shall be fully exercisable as to all remaining shares subject to it and the beneficiary designated in Exhibit B hereto or absent such beneficiary the legal representative of the Nonemployee Director's estate, may exercise the Option at any time within one (1) year after termination due to death, but in no event after the Expiration Date set forth on Exhibit A hereto.

     (c) Notwithstanding any other provision of this Agreement to the contrary, no portion of the Option may be exercised earlier than six (6) months from the effective date of the grant of the Option.

                               VI.
               Non-Assignability and Term of Option

     The Option shall not be transferrable or assignable by the Nonemployee Director, otherwise than as provided under Section X(a), hereof, and the Option shall be exercisable, during the Nonemployee Director's lifetime, only by him or, during periods of legal disability, by the Nonemployee Director's guardian or other legal representative. No Option shall be subject to execution, attachment, or similar process.

     In no event may the Option be exercisable to any extent by anyone after the Expiration Date specified in Exhibit A. It is expressly agreed that, anything contained herein to the contrary notwithstanding, this Agreement shall not confer upon any Nonemployee Director any right to continue on the Board of the Corporation or shall affect any right of the Corporation, its Board or stockholders or any Affiliate to terminate the service of any Nonemployee Director with or without cause.

                               VII.
             Rights of Nonemployee Director in Stock

     Neither Nonemployee Director, nor his successor in interest, shall have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is issued until such Option is exercised in accordance with the Plan and this Agreement and such shares are delivered by the Corporation.

                              VIII.
                             Notices

     Any notice to be given hereunder shall be in writing and shall be addressed to the Corporation, to the attention of its Senior Vice President and General Counsel at 1831 Chestnut, St. Louis, Missouri, 63103; and any notice to be given to the Nonemployee Director shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited (with the proper postage and registration or certificate fee prepaid) in the United States mail.

                               IX.
             Successor or Assigns of the Corporation

     The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.

                                X.
                          Miscellaneous

     (a) Designation of Beneficiary. The Nonemployee Director shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Nonemployee Director's death. Such designation under this Agreement may be revoked in writing by the Nonemployee Director at any time and a new beneficiary may be appointed by the Nonemployee Director by execution and submission to the Administrator of a revised Exhibit B to this Agreement.
In order to be effective, a designation of beneficiary must be completed by the Nonemployee Director on Exhibit B and, notwithstanding Section VIII, received by the Administrator, or its designee, prior to the date of the Nonemployee Director's death. In the absence of such designation, the Nonemployee Director's beneficiary shall be the legal representative of the Nonemployee Director's estate.

     (b) Incapacity of Nonemployee Director or Beneficiary. If any person entitled to a distribution under this Agreement is incapable of making an election hereunder or of personally receiving and giving a valid receipt for such distribution hereunder, then, an election or claim therefore may be made by and a distribution may be made to a duly appointed guardian or other legal representative of such person. Any distribution made pursuant to the above shall be a distribution for the account of such person and a complete discharge of any liability of the Administrator, the Corporation and the Plan therefore.

     (c) Incorporation of the Plan. The terms and provisions of the Plan are hereby incorporated in this Agreement. Unless otherwise specifically stated herein, the terms and provisions of the Plan shall control in the event of any inconsistency between the Plan and this Agreement.

     (d)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE
LAW OF THE STATE OF MISSOURI AND ALL APPLICABLE FEDERAL LAW.

     (e) Gender. References to the masculine herein shall be deemed to include the feminine, wherever appropriate.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Nonemployee Director as of the date and year first written above.


                              RightCHOICE Managed Care, Inc.


                              By:_______________________________
                              Title:____________________________



                                             Nonemployee Director

                              ___________________________________

                    Address:  ___________________________________
                              ___________________________________

                            EXHIBIT A

               NON-QUALIFIED STOCK OPTION AGREEMENT

          PURSUANT TO THE RightCHOICE MANAGED CARE, INC.

             NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN


1.   Date of Grant:                ___________(Date of Agreement)


2.   Nonemployee Director:         ______________________________


3.   Number of Shares:             _____________(________) shares
                                   of Common Stock.


4.   Option Price per Share:       _____________ ($_______) (Fair
                                   Market Value as of the Date of
                                   Grant).


5.   Exercise Schedule:            The options subject to this
                                   Agreement shall first be
                                   exercisable on ______________.


6.   Expiration Date:              __________________ (ten (10)
                                   years from Date of Grant).

                            EXHIBIT B

                DESIGNATION OF BENEFICIARY FOR THE

               NON-QUALIFIED STOCK OPTION AGREEMENT

          PURSUANT TO THE RightCHOICE MANAGED CARE, INC.

             NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN



Name of Nonemployee Director:  _______________________________

Original Date of Agreement:   ________________________________


If I shall cease to be a Nonemployee Director of the Corporation by reason of my death, or if I shall die after I have terminated service as a Nonemployee Director, but prior to the expiration of the Option (as provided in the Agreement), then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to _________________________________________
(insert name of beneficiary) in the manner provided for in the Plan and the Agreement.


__________________            ___________________________________
Date                          Nonemployee Director's Signature


Receipt acknowledged on behalf of RightCHOICE Managed Care, Inc.
by:


__________________            ___________________________________
Date                          Representative of the Administrator